Exhibit 99.1

MEDIA & INVESTOR CONTACT
Heather Worley, 214.932.6646
heather.worley@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q1 2017

DALLAS - April 19, 2017 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the first quarter of 2017.

“We begin 2017 with continued solid earnings and traditional LHI growth, while experiencing the contraction in the mortgage industry attributable to rising rates and the return of seasonal trends. We remain optimistic about 2017 as we expect the new lines of business we added or expanded in 2016 will give us market share takeaway potential, coupled with our continued ability to attract new talent," said Keith Cargill, CEO. "Additionally, we remain well-positioned to take advantage of rising rates and business opportunities in a pro-growth economic environment."

•	Loans held for investment ("LHI"), excluding mortgage finance, increased 2% on a linked quarter basis, growing 10% from the first quarter of 2016.

•	Total mortgage finance loans, including MCA decreased 22% on a linked quarter basis and decreased 16% from the first quarter of 2016.

•	Demand deposits decreased 11% and total deposits decreased 2% on a linked quarter basis, decreasing 5% and growing 2%, respectively, from the first quarter of 2016.

•	Net income decreased 12% on a linked quarter basis and increased 69% from the first quarter of 2016.

•	EPS decreased 17% on a linked quarter basis and increased 63% from the first quarter of 2016.

•	ROE decreased to 8.60% from 10.82% for the fourth quarter of 2016 and increased from 6.13% for the first quarter of 2016.

FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q1 2017	Q1 2016	% Change
QUARTERLY OPERATING RESULTS
Net income	$42,542	$25,128	69%
Net income available to common stockholders	$40,104	$22,690	77%
Diluted EPS	$0.80	$0.49	63%
Diluted shares	50,234	46,354	8%
ROA	0.83%	0.53%
ROE	8.60%	6.13%

BALANCE SHEET
Loans held for sale (MCA)	$884,647	$94,702	834%
LHI, mortgage finance	3,371,598	4,981,304	(32)%
LHI	13,298,918	12,059,849	10%
Total LHI	16,670,516	17,041,153	(2)%
Total loans	17,555,163	17,135,855	2%
Total assets	20,864,874	20,210,893	3%
Demand deposits	7,094,696	7,455,107	(5)%
Total deposits	16,605,380	16,298,847	2%
Stockholders’ equity	2,050,442	1,647,088	24%

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income of $42.5 million and net income available to common stockholders of $40.1 million for the quarter ended March 31, 2017 compared to net income of $25.1 million and net income available to common stockholders of $22.7 million for the same period in 2016. On a fully diluted basis, earnings per common share were $0.80 for the quarter ended March 31, 2017 compared to $0.49 for the same period of 2016. The increase reflects the $17.4 million year over year increase in net income offset by the $0.06 per share dilutive effect of the fourth quarter 2016 common stock offering.

Return on average common equity (“ROE”) was 8.60 percent and return on average assets (“ROA”) was 0.83 percent for the first quarter of 2017, compared to 10.82 percent and 0.85 percent, respectively, for the fourth quarter of 2016 and 6.13 percent and 0.53 percent, respectively, for the first quarter of 2016. The linked quarter decrease in ROE resulted from a decrease in net revenue for the first quarter of 2017 and an increase in equity resulting from the fourth quarter 2016 common stock offering. ROA remains low as a result of continuing high liquidity asset balances. Average liquidity assets for the first quarter of 2017 totaled $3.6 billion, including $3.3 billion in deposits at the Federal Reserve Bank of Dallas, which had an average yield of 80 basis points, compared to $2.6 billion for the first quarter of 2016, which had an average yield of 50 basis points.

Net interest income was $163.4 million for the first quarter of 2017, compared to $171.2 million for the fourth quarter of 2016 and $144.8 million for the first quarter of 2016. Net interest margin for the first quarter of 2017 was 3.29 percent, an 18 basis point increase from the fourth quarter of 2016 and a 16 basis point increase from the first quarter of 2016. The linked quarter and year-over-year increases in net interest margin are due primarily to the increase in interest rates and the higher yielding loan portfolio components, including traditional LHI and loans held for sale ("LHS").

Average LHI, excluding mortgage finance loans, for the first quarter of 2017 were $13.0 billion, an increase of $278.7 million, or 2 percent, from the fourth quarter of 2016 and an increase of $1.1 billion, or 9 percent, from the first quarter of 2016. Average total mortgage finance loans (including Mortgage Correspondent Aggregation ("MCA")) for the first quarter of 2017 were $3.8 billion, a decrease of $1.5 billion, or 28 percent, from the fourth quarter of 2016 and a decrease of $28.7 million, or 1 percent, from the first quarter of 2016. Mortgage finance volumes showed decreases in average balances partially offset by an increase in MCA balances and a reduction in participation balances. The decline in average mortgage finance balances is primarily due to seasonality and the effect of higher interest rates on refinance volumes. Average LHS generated from our MCA business increased to $1.1 billion for the first quarter of 2017 from $944.5 million for the fourth quarter of 2016 and $126.1 million for the first quarter of 2016 as we continue to gain traction in that business.

Average total deposits for the first quarter of 2017 decreased $1.6 billion from the fourth quarter of 2016 and increased $1.4 billion from the first quarter of 2016. Average demand deposits for the first quarter of 2017 decreased $1.6 billion, or 17 percent, to $7.5 billion from $9.1 billion during the fourth quarter of 2016, and increased $816.8 million, or 12 percent, from $6.7 billion during the first quarter of 2016.

We recorded a $9.0 million provision for credit losses for the first quarter of 2017 compared to $9.0 million for the fourth quarter of 2016 and $30.0 million for the first quarter of 2016. The provision for the first quarter of 2017 was driven by the application of our methodology. The year-over-year decrease was primarily related to improvements in the composition of our pass-rated and classified loan portfolios, including energy loans. Overall 2016 provision levels were higher primarily related to energy exposure. The combined allowance for credit losses at March 31, 2017 decreased slightly to 1.37 percent of LHI excluding mortgage finance loans compared to 1.38 percent at December 31, 2016 and 1.43 percent at March 31, 2016. In management’s opinion, the allowance is appropriate and is derived from consistent application of the methodology for establishing reserves for Texas Capital Bank’s loan portfolio.

We experienced a decrease in non-performing assets in the first quarter of 2017 compared to levels reported in the fourth and first quarters of 2016, bringing the ratio of total non-performing assets to total LHI plus other real estate owned (“OREO”) to 0.99 percent compared to 1.07 percent for the fourth quarter of 2016 and 1.12 percent for the first quarter of 2016. The year-over-year decrease is primarily related to the decrease in energy non-accrual loans from $141.3 million at March 31, 2016 to $100.9 million at March 31, 2017. Net charge-offs for the first quarter of 2017 were $5.7 million compared to $20.8 million for the fourth quarter of 2016 and $7.4 million for the first quarter of 2016. For the first quarter of 2017, net charge-offs related to energy loans were $7.1 million compared to $16.3 million for the fourth quarter of 2016 and $5.9 million for the first quarter of 2016. For the first quarter of 2017, net charge-offs were 0.15 percent of total LHI, compared to 0.48 percent for the fourth quarter of 2016 and 0.19 percent for the same period in 2016. At March 31, 2017, total OREO was $18.8 million compared to $19.0 million at December 31, 2016 and $17.6 million at March 31, 2016.

Non-interest income increased $5.8 million, or 51 percent, during the first quarter of 2017 compared to the same period of 2016, and decreased $1.7 million, or 9 percent, compared to the fourth quarter of 2016. The year-over-year increase primarily related to an increase in servicing income, swap fees, brokered loan fees and service charges. Servicing income increased $2.2 million during the first quarter of 2017 compared to the same period of 2016 as a result of an increase in servicing assets primarily related to our MCA business. Swap fees increased $1.5 million during the first quarter of 2017 compared to the same period of 2016. These fees fluctuate from quarter to quarter based on the volume and size of transactions closed during the quarter. Brokered loan fees increased $1.0 million during the first quarter of 2017 compared to the same period of 2016 as a result of an increase in LHFS volumes. Service charges increased

$935,000 during the first quarter of 2017 compared to the same period of 2016 as a result of the increase in deposit balances and improved pricing of treasury services. The linked-quarter decrease in non-interest income primarily related to a $1.6 million, or 22 percent, decrease in brokered loan fees attributable to reduced mortgage finance activity and a $2.4 million, or 49 percent, decrease in other non-interest income, offset by a $1.3 million increase in swap fees.

Non-interest expense for the first quarter of 2017 increased $19.3 million, or 22 percent, compared to the first quarter of 2016, and decreased $429,000, or less than 1 percent, compared to the fourth quarter of 2016. The year-over-year increase is primarily related to an $11.6 million increase in salaries and employee benefits expense, a $2.1 million increase in legal and professional expense and a $1.0 million increase in marketing expense, all of which were due to general business growth. Servicing related expenses for the first quarter of 2017 increased $1.0 million compared to the same quarter in 2016 as a result of the increase in capitalized servicing assets primarily related to our MCA business from March 31, 2016 to March 31, 2017.

Stockholders’ equity increased by 24 percent from $1.6 billion at March 31, 2016 to $2.1 billion at March 31, 2017, primarily due to retention of net income and proceeds from the fourth quarter 2016 common stock offering. Texas Capital Bank is well capitalized under regulatory guidelines and at March 31, 2017, our ratio of tangible common equity to total tangible assets was 9.0 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from declines and volatility in oil and gas prices, rates of default or loan losses, volatility in the mortgage industry, the success or failure of our business strategies, future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of increased regulatory requirements and legislative changes on our business, increased competition, interest rate risk, the success or failure of new lines of business and new product or service offerings and the impact of new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. The information contained in this release speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2017	2016	2016	2016	2016
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$183,946	$188,671	$182,492	$172,442	$159,803
Interest expense	20,587	17,448	15,753	15,373	15,020
Net interest income	163,359	171,223	166,739	157,069	144,783
Provision for credit losses	9,000	9,000	22,000	16,000	30,000
Net interest income after provision for credit losses	154,359	162,223	144,739	141,069	114,783
Non-interest income	17,110	18,835	16,716	13,932	11,297
Non-interest expense	106,094	106,523	94,799	94,255	86,820
Income before income taxes	65,375	74,535	66,656	60,746	39,260
Income tax expense	22,833	26,149	23,931	21,866	14,132
Net income	42,542	48,386	42,725	38,880	25,128
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income available to common stockholders	$40,104	$45,949	$40,287	$36,443	$22,690

Diluted EPS	$0.80	$0.96	$0.87	$0.78	$0.49
Diluted shares	50,234,230	47,759,548	46,509,683	46,438,132	46,354,378

CONSOLIDATED BALANCE SHEET DATA
Total assets	$20,864,874	$21,697,134	$22,216,388	$21,080,994	$20,210,893
LHI	13,298,918	13,001,011	12,662,394	12,502,513	12,059,849
LHI, mortgage finance	3,371,598	4,497,338	4,961,159	5,260,027	4,981,304
Loans held for sale, at fair value	884,647	968,929	648,684	221,347	94,702
Liquidity assets	2,804,921	2,725,645	3,471,074	2,624,170	2,644,418
Securities	42,203	24,874	26,356	27,372	28,461
Demand deposits	7,094,696	7,994,201	8,789,740	7,984,208	7,455,107
Total deposits	16,605,380	17,016,831	18,145,123	16,703,565	16,298,847
Other borrowings	1,641,834	2,109,575	1,751,420	2,115,445	1,704,859
Subordinated notes	281,134	281,044	280,954	280,863	280,773
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	2,050,442	2,009,557	1,725,782	1,684,735	1,647,088

End of period shares outstanding	49,560,100	49,503,662	46,009,495	45,952,911	45,902,489
Book value	$38.35	$37.56	$34.25	$33.40	$32.61
Tangible book value(1)	$37.95	$37.17	$33.82	$32.97	$32.18

SELECTED FINANCIAL RATIOS
Net interest margin	3.29%	3.11%	3.14%	3.18%	3.13%
Return on average assets	0.83%	0.85%	0.78%	0.77%	0.53%
Return on average common equity	8.60%	10.82%	10.20%	9.65%	6.13%
Non-interest income to earning assets	0.34%	0.34%	0.32%	0.28%	0.24%
Efficiency ratio(2)	58.8%	56.0%	51.7%	55.1%	55.6%
Non-interest expense to earning assets	2.12%	1.93%	1.79%	1.91%	1.88%
Tangible common equity to total tangible assets(3)	9.0%	8.5%	7.0%	7.2%	7.3%
Common Equity Tier 1	9.6%	9.0%	7.6%	7.4%	7.5%
Tier 1 capital	10.9%	10.2%	8.8%	8.6%	8.8%
Total capital	13.3%	12.5%	11.1%	10.9%	11.1%
Leverage	10.3%	9.3%	8.4%	8.7%	9.1%

(1)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(2)	Non-interest expense divided by the sum of net interest income and non-interest income.

(3)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	March 31, 2017	March 31, 2016	% Change
Assets
Cash and due from banks	$116,013	$89,277	30%
Interest-bearing deposits	2,779,921	2,614,418	6%
Federal funds sold and securities purchased under resale agreements	25,000	30,000	(17)%
Securities, available-for-sale	42,203	28,461	48%
Loans held for sale, at fair value	884,647	94,702	834%
LHI, mortgage finance	3,371,598	4,981,304	(32)%
LHI (net of unearned income)	13,298,918	12,059,849	10%
Less: Allowance for loan losses	172,013	162,510	6%
LHI, net	16,498,503	16,878,643	(2)%
Mortgage servicing rights, net	45,526	4,253	100%
Premises and equipment, net	20,831	22,924	(9)%
Accrued interest receivable and other assets	432,835	428,344	1%
Goodwill and intangibles, net	19,395	19,871	(2)%
Total assets	$20,864,874	$20,210,893	3%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$7,094,696	$7,455,107	(5)%
Interest bearing	9,510,684	8,843,740	8%
Total deposits	16,605,380	16,298,847	2%

Accrued interest payable	3,293	2,880	14%
Other liabilities	169,385	163,040	4%
Federal funds purchased and repurchase agreements	141,834	100,859	41%
Other borrowings	1,500,000	1,604,000	(6)%
Subordinated notes, net	281,134	280,773	—
Trust preferred subordinated debentures	113,406	113,406	—
Total liabilities	18,814,432	18,563,805	1%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at March 31, 2017 and 2016	150,000	150,000	−
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 49,560,517 and 45,902,906 at March 31, 2017 and 2016, respectively	496	459	8%
Additional paid-in capital	956,246	715,435	34%
Retained earnings	943,291	780,508	21%
Treasury stock (shares at cost: 417 at March 31, 2017 and 2016)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	417	694	(40)%
Total stockholders’ equity	2,050,442	1,647,088	24%
Total liabilities and stockholders’ equity	$20,864,874	$20,210,893	3%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended March 31
	2017	2016
Interest income
Interest and fees on loans	$176,624	$155,885
Securities	225	261
Federal funds sold	530	372
Deposits in other banks	6,567	3,285
Total interest income	183,946	159,803
Interest expense
Deposits	13,293	8,822
Federal funds purchased	252	126
Repurchase agreements	1	3
Other borrowings	2,020	1,162
Subordinated notes	4,191	4,191
Trust preferred subordinated debentures	830	716
Total interest expense	20,587	15,020
Net interest income	163,359	144,783
Provision for credit losses	9,000	30,000
Net interest income after provision for credit losses	154,359	114,783
Non-interest income
Service charges on deposit accounts	3,045	2,110
Wealth management and trust fee income	1,357	813
Bank owned life insurance (BOLI) income	466	536
Brokered loan fees	5,678	4,645
Servicing income	2,201	(55)
Swap fees	1,803	307
Other	2,560	2,941
Total non-interest income	17,110	11,297
Non-interest expense
Salaries and employee benefits	63,003	51,372
Net occupancy expense	6,111	5,812
Marketing	4,950	3,908
Legal and professional	7,453	5,324
Communications and technology	6,506	6,217
FDIC insurance assessment	5,994	5,469
Servicing related expenses	1,750	73
Other	10,327	8,645
Total non-interest expense	106,094	86,820
Income before income taxes	65,375	39,260
Income tax expense	22,833	14,132
Net income	42,542	25,128
Preferred stock dividends	2,438	2,438
Net income available to common stockholders	$40,104	$22,690

Basic earnings per common share	$0.81	$0.49
Diluted earnings per common share	$0.80	$0.49

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2017	2016	2016	2016	2016
Allowance for loan losses:
Beginning balance	$168,126	$180,436	$167,397	$162,510	$141,111
Loans charged-off:
Commercial	9,233	22,326	9,945	15,791	8,496
Real estate	—	—	—	528	—
Consumer	—	7	40	—	—
Leases	—	—	—	—	—
Total charge-offs	9,233	22,333	9,985	16,319	8,496
Recoveries:
Commercial	3,381	1,535	2,495	4,294	1,040
Real estate	50	27	15	13	8
Construction	101	—	—	34	—
Consumer	5	5	5	4	7
Leases	8	6	26	—	45
Total recoveries	3,545	1,573	2,541	4,345	1,100
Net charge-offs	5,688	20,760	7,444	11,974	7,396
Provision for loan losses	9,575	8,450	20,483	16,861	28,795
Ending balance	$172,013	$168,126	$180,436	$167,397	$162,510

Allowance for off-balance sheet credit losses:
Beginning balance	$11,422	$10,872	$9,355	$10,216	$9,011
Provision for off-balance sheet credit losses	(575)	550	1,517	(861)	1,205
Ending balance	$10,847	$11,422	$10,872	$9,355	$10,216

Total allowance for credit losses	$182,860	$179,548	$191,308	$176,752	$172,726

Total provision for credit losses	$9,000	$9,000	$22,000	$16,000	$30,000

Allowance for loan losses to LHI	1.03%	0.96%	1.02%	0.94%	0.95%
Allowance for loan losses to LHI excluding mortgage finance loans(2)	1.29%	1.29%	1.42%	1.34%	1.35%
Allowance for loan losses to average LHI	1.09%	0.98%	1.05%	1.00%	1.04%
Allowance for loan losses to average LHI excluding mortgage finance loans(2)	1.33%	1.32%	1.43%	1.36%	1.36%
Net charge-offs to average LHI(1)	0.15%	0.48%	0.17%	0.29%	0.19%
Net charge-offs to average LHI excluding mortgage finance loans(1)(2)	0.18%	0.65%	0.24%	0.39%	0.25%
Net charge-offs to average LHI for last twelve months(1)	0.28%	0.29%	0.18%	0.15%	0.10%
Net charge-offs to average LHI, excluding mortgage finance loans, for last twelve months(1)(2)	0.36%	0.38%	0.24%	0.20%	0.14%
Total provision for credit losses to average LHI(1)	0.23%	0.21%	0.51%	0.39%	0.77%
Total provision for credit losses to average LHI excluding mortgage finance loans(1)(2)	0.28%	0.28%	0.70%	0.52%	1.01%
Combined allowance for credit losses to LHI	1.10%	1.03%	1.09%	1.00%	1.01%
Combined allowance for credit losses to LHI, excluding mortgage finance loans(2)	1.37%	1.38%	1.51%	1.41%	1.43%

Non-performing assets (NPAs):
Non-accrual loans	$146,549	$167,791	$169,113	$165,429	$173,156
Other real estate owned (OREO)	18,833	18,961	19,009	18,727	17,585
Total	$165,382	$186,752	$188,122	$184,156	$190,741

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2017	2016	2016	2016	2016

Non-accrual loans to LHI	0.88%	0.96%	0.96%	0.93%	1.02%
Non-accrual loans to LHI excluding mortgage finance loans(2)	1.10%	1.29%	1.34%	1.32%	1.44%
Total NPAs to LHI plus OREO	0.99%	1.07%	1.07%	1.04%	1.12%
Total NPAs to LHI excluding mortgage finance loans plus OREO(2)	1.24%	1.43%	1.48%	1.47%	1.58%
Total NPAs to earning assets	0.82%	0.89%	0.87%	0.90%	0.97%
Allowance for loan losses to non-accrual loans	1.2x	1.0x	1.1x	1.0x	0.9x

Restructured loans	$—	$—	$—	$249	$249
Loans past due 90 days and still accruing(3)	$8,799	$10,729	$9,706	$7,743	$10,100

Loans past due 90 days to LHI	0.05%	0.06%	0.06%	0.04%	0.06%
Loans past due 90 days to LHI excluding mortgage finance loans(2)	0.07%	0.08%	0.08%	0.06%	0.08%

(1)	Interim period ratios are annualized.

(2)
The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

(3)
At March 31, 2017, loans past due 90 days and still accruing includes premium finance loans of $5.1 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2017	2016	2016	2016	2016
Interest income
Interest and fees on loans	$176,624	$182,909	$177,724	$168,064	$155,885
Securities	225	228	232	246	261
Federal funds sold	530	338	455	382	372
Deposits in other banks	6,567	5,196	4,081	3,750	3,285
Total interest income	183,946	188,671	182,492	172,442	159,803
Interest expense
Deposits	13,293	10,432	8,950	8,971	8,822
Federal funds purchased	252	156	126	110	126
Repurchase agreements	1	1	3	2	3
Other borrowings	2,020	1,862	1,730	1,365	1,162
Subordinated notes	4,191	4,191	4,191	4,191	4,191
Trust preferred subordinated debentures	830	806	753	734	716
Total interest expense	20,587	17,448	15,753	15,373	15,020
Net interest income	163,359	171,223	166,739	157,069	144,783
Provision for credit losses	9,000	9,000	22,000	16,000	30,000
Net interest income after provision for credit losses	154,359	162,223	144,739	141,069	114,783
Non-interest income
Service charges on deposit accounts	3,045	2,940	2,880	2,411	2,110
Wealth management and trust fee income	1,357	1,244	1,113	1,098	813
Bank owned life insurance (BOLI) income	466	481	520	536	536
Brokered loan fees	5,678	7,249	7,581	5,864	4,645
Servicing income	2,201	1,410	310	50	(55)
Swap fees	1,803	536	918	1,105	307
Other	2,560	4,975	3,394	2,868	2,941
Total non-interest income	17,110	18,835	16,716	13,932	11,297
Non-interest expense
Salaries and employee benefits	63,003	66,081	56,722	54,810	51,372
Net occupancy expense	6,111	5,937	5,634	5,838	5,812
Marketing	4,950	4,617	4,292	4,486	3,908
Legal and professional	7,453	6,443	5,333	6,226	5,324
Communications and technology	6,506	6,334	6,620	6,391	6,217
FDIC insurance assessment	5,994	6,573	6,355	6,043	5,469
Servicing related expenses	1,750	398	620	612	73
Other	10,327	10,140	9,223	9,849	8,645
Total non-interest expense	106,094	106,523	94,799	94,255	86,820
Income before income taxes	65,375	74,535	66,656	60,746	39,260
Income tax expense	22,833	26,149	23,931	21,866	14,132
Net income	42,542	48,386	42,725	38,880	25,128
Preferred stock dividends	2,438	2,437	2,438	2,437	2,438
Net income available to common shareholders	$40,104	$45,949	$40,287	$36,443	$22,690

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)
	1st Quarter 2017			4th Quarter 2016			3rd Quarter 2016			2nd Quarter 2016			1st Quarter 2016
	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate
Assets
Securities - Taxable	$31,905	$224	2.84%	$25,008	$221	3.53%	$26,051	$228	3.47%	$27,097	$240	3.57%	$28,343	$254	3.60%
Securities - Non-taxable(2)	224	3	4.85%	531	9	6.37%	564	8	5.82%	564	8	5.87%	759	11	5.70%
Federal funds sold and securities purchased under resale agreements	276,910	530	0.78%	254,008	338	0.53%	369,215	455	0.49%	312,832	382	0.49%	304,425	372	0.49%
Interest-bearing deposits in other banks	3,312,256	6,567	0.80%	3,812,076	5,197	0.54%	3,192,141	4,080	0.51%	2,871,295	3,750	0.53%	2,649,164	3,285	0.50%
Loans held for sale, at fair value	1,064,322	9,535	3.63%	944,484	7,903	3.33%	430,869	3,662	3.38%	157,898	1,350	3.44%	126,084	1,094	3.49%
LHI, mortgage finance loans	2,757,566	23,105	3.40%	4,371,475	35,081	3.19%	4,658,804	36,655	3.13%	4,412,091	33,974	3.10%	3,724,513	29,037	3.14%
LHI	12,980,544	145,018	4.53%	12,701,868	140,130	4.39%	12,591,561	137,407	4.34%	12,276,272	132,740	4.35%	11,910,788	125,754	4.25%
Less allowance for loan losses	169,318	—	—	180,727	—	—	168,086	—	—	164,316	—	—	141,125	—	—
LHI, net of allowance	15,568,792	168,123	4.38%	16,892,616	175,211	4.13%	17,082,279	174,062	4.05%	16,524,047	166,714	4.06%	15,494,176	154,791	4.02%
Total earning assets	20,254,409	184,982	3.70%	21,928,723	188,879	3.43%	21,101,119	182,495	3.44%	19,893,733	172,444	3.49%	18,602,951	159,807	3.46%
Cash and other assets	606,762			595,671			588,440			544,737			506,025
Total assets	$20,861,171			$22,524,394			$21,689,559			$20,438,470			$19,108,976
Liabilities and Stockholders’ Equity
Transaction deposits	$2,008,401	$2,193	0.44%	$2,281,240	$2,129	0.37%	$2,301,362	$1,960	0.34%	$2,207,726	$1,749	0.32%	$2,004,817	$1,381	0.28%
Savings deposits	6,989,748	10,483	0.61%	6,711,083	7,592	0.45%	6,177,681	6,228	0.40%	6,388,133	6,494	0.41%	6,335,425	6,714	0.43%
Time deposits	427,770	617	0.59%	474,548	711	0.60%	501,701	763	0.61%	486,610	727	0.60%	509,762	727	0.57%
Total interest bearing deposits	9,425,919	13,293	0.57%	9,466,871	10,432	0.44%	8,980,744	8,951	0.40%	9,082,469	8,970	0.40%	8,850,004	8,822	0.40%
Other borrowings	1,333,685	2,273	0.69%	1,553,010	2,017	0.52%	1,607,613	1,860	0.46%	1,411,387	1,476	0.42%	1,346,998	1,292	0.39%
Subordinated notes	281,076	4,191	6.05%	280,985	4,191	5.93%	280,895	4,191	5.94%	280,805	4,191	6.00%	280,713	4,191	6.00%
Trust preferred subordinated debentures	113,406	830	2.97%	113,406	806	2.83%	113,406	752	2.64%	113,406	735	2.61%	113,406	716	2.54%
Total interest bearing liabilities	11,154,086	20,587	0.75%	11,414,272	17,446	0.61%	10,982,658	15,754	0.57%	10,888,067	15,372	0.57%	10,591,121	15,021	0.57%
Demand deposits	7,547,338			9,129,668			8,849,725			7,767,693			6,730,586
Other liabilities	117,877			141,153			135,141			113,927			148,418
Stockholders’ equity	2,041,870			1,839,301			1,722,035			1,668,783			1,638,851
Total liabilities and stockholders’ equity	$20,861,171			$22,524,394			$21,689,559			$20,438,470			$19,108,976
Net interest income(2)		$164,395			$171,433			$166,741			$157,072			$144,786
Net interest margin			3.29%			3.11%			3.14%			3.18%			3.13%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.